LITHIA REPORTS RECORD FULL YEAR 2018 REVENUES AND EARNINGS PER SHARE
________________________________________________

DECLARES DIVIDEND OF $0.29 PER SHARE FOR FOURTH QUARTER

Medford, Oregon, February 13, 2019 - Lithia Motors, Inc. (NYSE: LAD) today reported the highest full year revenue and earnings per share in company history.

Fourth quarter 2018 revenue increased 10% to a record $3.0 billion from $2.7 billion in the fourth quarter of 2017.

Fourth quarter 2018 net income per diluted share was $2.54. Fourth quarter 2017 results, which included a $1.31 per diluted share benefit related to the adoption of the Tax Cuts and Jobs Act, was $3.56 per diluted share. Adjusted fourth quarter 2018 net income per diluted share was $2.57, a 20% increase compared to adjusted net income of $2.15 per diluted share in the same period of 2017. Fourth quarter 2018 net income was $60 million. Fourth quarter 2017 results, which included a $33 million benefit related to the adoption of the Tax Cuts and Jobs Act, was $89 million. Adjusted fourth quarter 2018 net income was $61 million, a 12% increase compared to adjusted net income of $54 million for the same period of 2017.

As shown in the attached non-GAAP reconciliation tables, the 2018 fourth quarter adjusted results exclude a cumulative net non-core charge of $0.03 related to an asset impairment and the sale of a store, partially offset by tax attributes. The 2017 fourth quarter adjusted results exclude a cumulative net non-core benefit of $1.41 related to adoption of the Tax Cuts and Jobs Act and the sale of stores.

Fourth Quarter-over-Quarter Operating Highlights:

•	Total revenues increased 10%

•	Adjusted EPS increased 20%

•	Total same store used vehicle retail sales increased 10%

•	Same store F&I per unit increased 5% to $1,400

"We grew both revenue and gross profit over 10%, and adjusted EPS by 20% as our acquisitions season and we continue our progress towards the over $250 million in incremental earnings potential," said Bryan DeBoer, President and CEO. "We continue to drive operational excellence while accelerating our omni-channel capabilities to offer consumers personal transportation solutions wherever, whenever, and however they desire."

Full year 2018 revenue increased 17% to a record $11.8 billion from $10.1 billion in 2017.

Full year 2018 net income per diluted share increased 11% to $10.86 from $9.75 for 2017. Adjusted net income per diluted share increased 19% to $9.98 from $8.39 for 2017. Full year 2018 net income increased 8% to $266 million from $245 million for 2017. Adjusted net income increased 16% to $244 million for 2018 from $211 million for 2017.

As shown in the attached non-GAAP reconciliation tables, the 2018 adjusted results exclude a cumulative net non-core benefit of $0.88 related to a gain on the sale of stores and certain tax attributes partially offset by a charge for an asset impairment, insurance reserves and acquisition expenses. The 2017 adjusted results exclude a cumulative net non-core benefit of $1.36 from the adoption of the Tax Cuts and Jobs Act, an OEM Settlement, and the gain on sale of stores and real estate assets partially offset by charges for insurance reserves and acquisition-related expenses.

Full Year-over-Year Operating Highlights:

•	Record full year revenues of $11.8 billion

•	Used vehicle retail same store sales increased 7%

•	Service, body and parts same store sales increased 4%

•	Same store F&I per unit increased 5% to $1,373

Corporate Development
As previously disclosed, 2018 acquisition and divestiture activity added a net $1.2 billion in estimated annualized revenue. We acquired two large platforms in the Northeast, two smaller complementary acquisitions, added an open point in Texas and separated two locations into standalone stores. We also divested eight small or underperforming locations generating a $15 million gain, which has been excluded from adjusted operating results.
"Acquisition activity is heating up. We anticipate further expansion of our nationwide footprint in 2019 through our proven strategy of targeting high quality assets that are underperforming their potential," said DeBoer.
Innovation and Technology Partnerships
We are accelerating both internal and external innovation to advance our position as a leading provider of personal transportation solutions.

As previously announced in 2018, we recently partnered with Shift Technologies, a San Francisco-based digital retailer, investing $54 million to become their largest shareholder. Shift is an innovative platform that provides consumers a digital purchase and selling experience, providing vehicle pickup and delivery at a customer’s location and currently operates in California.

Since our initial investment, we announced that Shift secured a floor plan line to acquire used vehicle inventory with the capacity to reach $1 billion in revenue and partnered in a facility lease with Lithia to utilize our existing infrastructure to expand to new markets. These milestones represent further operational collaboration and each resulted in Lithia receiving additional equity ownership in Shift.

"Whether accelerating innovation in our existing network of service and delivery centers or through partnering with technology firms, we are positioning ourselves for a stronger future," said DeBoer.

Balance Sheet Update
We ended the fourth quarter with $32 million in cash and $180 million in availability under our credit facility. Additionally, approximately $330 million of our operating real estate is currently unfinanced, which we estimate could provide $248 million in capital, for total potential liquidity of approximately $460 million.

Dividend Payment and Share Repurchases
Our Board of Directors approved a dividend of $0.29 per share related to fourth quarter 2018 financial results. We expect to pay the dividend on March 22, 2019 to shareholders of record on March 8, 2019.

For the period from our last earnings announcement on October 24th, 2018 through December 31st, 2018, we repurchased approximately 489,000 shares, or 2.0% of shares outstanding, at a weighted average price of $70.96 per share. For the year ended December 31, 2018, we repurchased approximately 2.1 million shares, or 8.5% of shares outstanding, at a weighted average price of $84.72 per share. Under our current share repurchase authorization, approximately $234 million remains available.

CFO Transition
John North has provided notice of his intention to resign from the position of Senior Vice President and Chief Financial Officer effective March 1, 2019, following the filing of our 2018 Annual Report on Form 10-K. Tina Miller, Vice President and Corporate Controller, will be appointed interim Principal Financial Officer effective March 1, 2019 while we conduct a search for a new Chief Financial Officer.

Fourth Quarter Earnings Conference Call and Updated Presentation
The fourth quarter and full year 2018 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the fourth quarter and full year 2018 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest providers of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#294-2018). Consumers can buy, sell and service vehicles digitally or through our 181 nationwide locations. Our mission, Growth Powered by People drives us to grow and serve our customers wherever, whenever, and however they choose.

Sites
www.lithia.com
www.shift.com

www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
John North
Senior Vice President and Chief Financial Officer
(541) 618-5748

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as "project," "outlook," "expect," "anticipate," "intend," "plan," "believe," "estimate," "may," "seek," "would," "should," "likely," "goal," "strategy," "future," "maintain," "continue," "remain," "target" or "will" and similar references to future periods. Examples of forward-looking statements in this press release include, among others, statements regarding:

•	Our ability to improve store performance;

•	Anticipated acquisition opportunities and additions of dealership locations to our portfolio in the future, and our ability to improve earnings and achieve returns on investments;

•	Anticipated operational synergies related to our investment in Shift Technologies;

•	Anticipated revenues from acquired and open point stores; and

•	Anticipated availability of liquidity from our credit facility and unfinanced operating real estate.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this press release. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms), acts of God or other incidents which may adversely impact our operations and financial performance, government regulations, legislation and others set forth throughout "Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" and in "Part I, Item 1A. Risk Factors" of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC. We urge you to carefully consider this information and not place undue reliance on forward-looking statements. We undertake no duty to update our forward-looking statements, including our earnings outlook, which are made as of the date of this release.

Non-GAAP Financial Measures
This press release and the attached financial tables contain non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, adjusted pre-tax margin, EBITDA, adjusted EBITDA, leveraged cash flow and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
Revenues:
New vehicle retail	$1,688.3	$1,615.7	4.5%	$6,602.8	$5,763.6	14.6%
Used vehicle retail	753.4	629.3	19.7	3,079.0	2,544.4	21.0
Used vehicle wholesale	78.1	71.1	9.8	331.3	277.8	19.3
Finance and insurance	112.8	103.2	9.3	454.8	385.9	17.9
Service, body and parts	313.9	271.5	15.6	1,222.3	1,015.8	20.3
Fleet and other	26.7	12.2	118.9	131.2	99.0	32.5
Total revenues	2,973.2	2,703.0	10.0%	11,821.4	10,086.5	17.2%
Cost of sales:
New vehicle retail	1,592.5	1,514.6	5.1	6,217.7	5,423.8	14.6
Used vehicle retail	677.6	564.5	20.0	2,756.1	2,257.6	22.1
Used vehicle wholesale	76.8	70.7	8.6	325.8	273.0	19.3
Service, body and parts	159.8	146.6	9.0	621.6	522.7	18.9
Fleet and other	24.6	10.5	134.3	123.2	93.3	32.0
Total cost of sales	2,531.3	2,306.9	9.7	10,044.4	8,570.4	17.2
Gross profit	441.9	396.1	11.6%	1,777.0	1,516.1	17.2%
Asset impairments	1.3	—	NM	1.3	—	NM
SG&A expense	313.4	267.1	17.3	1,253.3	1,049.4	19.4
Depreciation and amortization	20.1	16.1	24.8	75.4	57.7	30.7
Income from operations	107.1	112.9	(5.1)%	447.0	409.0	9.3%
Floor plan interest expense	(17.2)	(11.3)	52.2	(62.3)	(39.3)	58.5
Other interest expense	(15.4)	(11.0)	40.0	(56.0)	(34.8)	60.9
Other income, net	3.5	0.8	NM	8.8	12.2	NM
Income before income taxes	78.0	91.4	(14.7)%	337.5	347.1	(2.8)%
Income tax expense	(18.1)	(2.0)	805.0	(71.8)	(101.9)	(29.5)
Income tax rate	23.2%	2.2%		21.3%	29.4%
Net income	$59.9	$89.4	(33.0)%	$265.7	$245.2	8.4%

Diluted net income per share:
Net income per share	$2.54	$3.56	(28.7)%	$10.86	$9.75	11.4%

Diluted shares outstanding	23.6	25.1	(6.0)%	24.5	25.1	(2.4)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2018	2017	(Decrease)		2018	2017	(Decrease)
Gross margin
New vehicle retail	5.7%	6.3%	(60	)bps	5.8%	5.9%	(10	)bps
Used vehicle retail	10.1	10.3	(20)		10.5	11.3	(80)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	49.1	46.0	310		49.1	48.5	60
Gross profit margin	14.9	14.7	20		15.0	15.0	—

Unit sales
New vehicle retail	45,287	45,202	0.2%		184,601	167,146	10.4%
Used vehicle retail	36,273	32,242	12.5		151,234	129,913	16.4
Total retail units sold	81,560	77,444	5.3		335,835	297,059	13.1

Average selling price
New vehicle retail	$37,281	$35,744	4.3%		$35,768	$34,482	3.7%
Used vehicle retail	20,771	19,519	6.4		20,359	19,585	4.0

Average gross profit per unit
New vehicle retail	$2,116	$2,238	(5.5)%		$2,086	$2,033	2.6%
Used vehicle retail	2,092	2,013	3.9		2,135	2,208	(3.3)
Finance and insurance	1,383	1,332	3.8		1,354	1,299	4.2
Total vehicle(1)	3,503	3,481	0.6		3,479	3,425	1.6

Revenue mix
New vehicle retail	56.8%	59.8%			55.9%	57.1%
Used vehicle retail	25.3	23.3			26.0	25.2
Used vehicle wholesale	2.6	2.6			2.8	2.8
Finance and insurance, net	3.8	3.8			3.8	3.8
Service, body and parts	10.6	10.0			10.3	10.1
Fleet and other	0.9	0.5			1.2	1.0

	Adjusted		As reported		Adjusted		As reported
	Three months ended December 31,		Three months ended December 31,		Twelve months ended December 31,		Twelve months ended December 31,
Other metrics	2018	2017	2018	2017	2018	2017	2018	2017
SG&A as a % of revenue	10.5%	10.1%	10.5%	9.9%	10.7%	10.3%	10.6%	10.4%
SG&A as a % of gross profit	70.9	68.7	70.9	67.4	71.1	68.8	70.5	69.2
Operating profit as a % of revenue	3.7	4.0	3.6	4.2	3.7	4.1	3.8	4.1
Operating profit as a % of gross profit	24.6	27.2	24.2	28.5	24.6	27.4	25.2	27.0
Pretax margin	2.7	3.2	2.6	3.4	2.8	3.4	2.9	3.4
Net profit margin	2.0	2.0	2.0	3.3	2.1	2.1	2.2	2.4

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended December 31,		%		Twelve months ended December 31,		%
			Increase				Increase
	2018	2017	(Decrease)		2018	2017	(Decrease)
Revenues
New vehicle retail	$1,508.6	$1,570.7	(4.0)%		$5,463.5	$5,569.4	(1.9)%
Used vehicle retail	678.9	615.5	10.3		2,639.0	2,470.7	6.8
Finance and insurance	103.5	100.4	3.1		390.7	373.6	4.6
Service, body and parts	280.4	265.7	5.5		1,021.1	985.6	3.6
Total revenues	2,658.6	2,633.4	1.0		9,888.7	9,768.2	1.2

Gross profit
New vehicle retail	$84.4	$98.2	(14.1)%		$310.9	$326.8	(4.9)%
Used vehicle retail	71.2	63.7	11.8		289.2	280.9	3.0
Finance and insurance	103.5	100.4	3.1		390.7	373.6	4.6
Service, body and parts	137.7	122.4	12.5		504.6	478.4	5.5
Total gross profit	399.7	386.6	3.4		1,507.0	1,469.9	2.5

Gross margin
New vehicle retail	5.6%	6.2%	(60	)bps	5.7%	5.9%	(20	)bps
Used vehicle retail	10.5	10.3	20		11.0	11.4	(40)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	49.1	46.1	300		49.4	48.5	90
Gross profit margin	15.0	14.7	30		15.2	15.0	20

Unit sales
New vehicle retail	40,940	43,660	(6.2)%		153,600	160,746	(4.4)%
Used vehicle retail	33,003	31,451	4.9		130,965	125,789	4.1

Average selling price
New vehicle retail	$36,848	$35,976	2.4%		$35,570	$34,647	2.7%
Used vehicle retail	20,570	19,570	5.1		20,150	19,642	2.6

Average gross profit per unit
New vehicle retail	$2,061	$2,248	(8.3)%		$2,024	$2,033	(0.4)%
Used vehicle retail	2,158	2,025	6.6		2,208	2,233	(1.1)
Finance and insurance	1,400	1,337	4.7		1,373	1,304	5.3
Total vehicle(1)	3,517	3,497	0.6		3,497	3,441	1.6

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	December 31,	December 31,	December 31,
	2018	2017	2016
Days Supply(1)
New vehicle inventory	71	69	68
Used vehicle inventory	66	67	56
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of December 31, 2018
Current ratio	Not less than 1.10 to 1	1.27 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	1.91 to 1
Leverage ratio	Not more than 5.00 to 1	2.86 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	December 31, 2018	December 31, 2017
Cash and cash equivalents	$31.6	$57.3
Trade receivables, net	529.4	521.9
Inventories, net	2,365.3	2,132.7
Other current assets	65.1	70.9
Total current assets	$2,991.4	$2,782.8

Property and equipment, net	1,448.0	1,185.2
Intangibles	723.6	443.3
Other non-current assets	221.0	271.8
Total assets	$5,384.0	$4,683.1

Floor plan notes payable	2,057.7	1,919.0
Other current liabilities	435.8	382.0
Total current liabilities	$2,493.5	$2,301.0

Long-term debt	1,358.2	1,028.5
Other long-term liabilities and deferred revenue	335.1	270.4
Total liabilities	$4,186.8	$3,599.9

Stockholder's Equity	1,197.2	1,083.2
Total liabilities & stockholders' equity	$5,384.0	$4,683.1

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
	2018	2017
Net income	$265.7	$245.2
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	1.3	—
Depreciation and amortization	75.4	57.7
Stock-based compensation	13.3	11.3
(Gain) loss on disposal of assets	0.2	(0.4)
(Gain) on sale of franchises	(15.1)	(5.1)
Deferred income taxes	33.0	(2.8)
(Increase) decrease:
Trade receivables, net	4.7	(57.4)
Inventories	(108.9)	(193.1)
Other assets	(16.0)	(3.1)
Increase (decrease):
Floor plan notes payable, net	196.9	20.3
Trade payables	15.1	20.0
Accrued liabilities	28.9	37.2
Other long-term liabilities and deferred revenue	25.2	19.1
Net cash provided by operating activities	$519.7	$148.9

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Twelve months ended December 31,
Net cash provided by operating activities	2018	2017
As reported	$519.7	$148.9
Floor plan notes payable, non-trade, net	(21.9)	241.5
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(120.0)	(111.0)
Adjusted	$377.8	$279.4

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended December 31, 2018
	As reported	Disposal loss on sale of store	Asset Impairment	Tax attributes	Adjusted
Asset impairments	$1.3	$—	$(1.3)	$—	$—

Selling, general and administrative	313.4	(0.3)	—	—	313.1

Income from operations	107.1	0.3	1.3	—	108.7

Income before income taxes	$78.0	$0.3	$1.3	$—	$79.6
Income tax benefit (expense)	(18.1)	(0.1)	(0.3)	(0.5)	(19.0)
Net income	$59.9	$0.2	$1.0	$(0.5)	$60.6

Diluted earnings per share	$2.54	$0.01	$0.04	$(0.02)	$2.57
Diluted share count	23.6

	Three Months Ended December 31, 2017
	As reported	Disposal gain on sale of stores	Tax attribute	Adjusted
Selling, general and administrative	$267.1	$5.1	$—	$272.2

Income from operations	112.9	(5.1)	—	107.8

Income before income taxes	$91.4	$(5.1)	$—	$86.3
Income tax expense	(2.0)	2.5	(32.9)	(32.4)
Net income	$89.4	$(2.6)	$(32.9)	$53.9

Diluted earnings per share	$3.56	$(0.10)	$(1.31)	$2.15
Diluted share count	25.1

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Twelve Months Ended December 31, 2018
	As reported	Disposal gain on sale of store	Asset Impairment	Insurance reserves	Acquisition expenses	Tax attributes	Adjusted
Asset impairments	$1.3	$—	$(1.3)	$—	$—	$—	$—

Selling, general and administrative	1,253.3	15.4	—	(1.5)	(3.3)	—	1,263.9

Income from operations	447.0	(15.4)	1.3	1.5	3.3	—	437.7

Income before income taxes	$337.5	$(15.4)	$1.3	$1.5	$3.3	$—	$328.2
Income tax benefit (expense)	(71.8)	4.0	(0.3)	(0.4)	(0.9)	(14.8)	(84.2)
Net income	$265.7	$(11.4)	$1.0	$1.1	$2.4	$(14.8)	$244.0

Diluted earnings per share	$10.86	$(0.47)	$0.04	0.05	$0.10	$(0.60)	$9.98
Diluted share count	24.5

	Twelve Months Ended December 31, 2017
	As reported	Disposal gain on sale of store	Insurance reserves	Acquisition expenses	OEM settlement	Tax Reform	Adjusted
Selling, general and administrative	$1,049.4	$5.1	$(5.6)	$(5.7)	$—	$—	$1,043.2

Income from operations	409.0	(5.1)	5.6	5.7	—	—	415.2

Other income (expense), net	12.2	—	—	—	(9.1)	—	3.1

Income before income taxes	$347.1	$(5.1)	$5.6	$5.7	$(9.1)	$—	$344.2
Income tax benefit (expense)	(101.9)	2.5	(2.2)	(2.2)	3.4	(32.9)	(133.3)
Net income	$245.2	$(2.6)	$3.4	$3.5	$(5.7)	$(32.9)	$210.9

Diluted earnings per share	$9.75	$(0.10)	$0.14	$0.14	$(0.23)	$(1.31)	$8.39
Diluted share count	25.1

Lithia Motors, Inc.
Adjusted EBITDA and Leveraged Free Cash Flow (Unaudited)
(In millions)

	Three months ended December 31,		%	Twelve months ended December 31,		%
			Increase			Increase
	2018	2017	(Decrease)	2018	2017	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$59.9	$89.4	(33.0)%	$265.7	$245.2	8.4%
Other interest expense	15.4	11.0	40.0	56.0	34.8	60.9
Income tax expense	18.1	2.0	805.0	71.8	101.9	(29.5)
Depreciation and amortization	20.1	16.1	24.8	75.4	57.7	30.7
EBITDA	$113.5	$118.5	(4.2)%	$468.9	$439.6	6.7%

Other adjustments:
Less: used vehicle line of credit interest	$(1.9)	$(0.2)	850.0	$(2.9)	$(2.7)	7.4
Less: (gain) loss on divestitures	0.3	(5.1)	—	(15.4)	(5.1)	—
Add: asset impairment	1.3	—	NM	1.3	—	NM
Add: insurance reserve	—	—	NM	1.5	5.6	(73.2)
Add: acquisition expenses	—	—	NM	3.3	5.7	(42.1)
Less: OEM legal settlements	—	—	NM	—	(9.1)	NM
Adjusted EBITDA	$113.2	$113.2	—%	$456.7	$434.0	5.2%

Leveraged EBITDA
Adjusted EBITDA	$113.2	$113.2	—%	$456.7	$434.0	5.2%
Less: Capital expenditures	(44.6)	(33.2)	34.3	(158.0)	(105.4)	49.9
Leveraged EBITDA	$68.6	$80.0	(14.3)%	$298.7	$328.6	(9.1)%
NM - not meaningful